UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   September 29, 2006

Commission File No. 1-14778

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01	Other Events

On September 29, 2006 the Company announced that it has been awarded two additional grants from the National Institute of Allergy and Infectious Diseases (NIAID) totaling approximately $5.3 million to support the development of its biodefense vaccine programs. One grant of approximately $4.8 million was awarded for the continued development of RiVax™, a recombinant vaccine against ricin toxin. The second grant of approximately $0.5 million has been awarded to continue additional research on the development of BT-VACC™, a multivalent mucosal vaccine against botulinum toxin.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Title

99.1 Press Release issued by the Company dated September 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOR BIOPHARMA, INC.

                                By: /s/Christopher J. Schaber
Name: Christopher J. Schaber
Title: Chief Executive Officer

Date: September 29, 2006